UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 21, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
On the dates reflected in the table below, holders of the Company’s 10% Senior Convertible Notes due 2011 (the “10% Notes”) converted a total of $2,754,000 in aggregate principal amount of the 10% Notes into an aggregate of 423,691 shares of the Company’s common stock.

	Principal Amount of 10%	Number of Shares of Common
Date of Conversion	Notes Converted	Stock Issued Upon Conversion
June 13, 2007	$546,000	84,000
June 21, 2007	$1,306,000	200,923
June 22, 2007	$17,000	2,615
June 22, 2007	$885,000	136,153

Total	$2,754,000	423,691
The 10% Notes were converted at $6.50 per share of common stock, the applicable common stock conversion price under the indenture for the 10% Notes. No fractional shares were issued in connection with the conversions of the 10% Notes.
The issuance of shares of common stock pursuant to the above conversions consists of an exchange of securities solely with the respective holders of the Company’s 10% Notes and is accordingly exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: June 27, 2007